UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): November 21, 2013

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

 (Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hanger, Inc. (the “Company”) announced that on November 21, 2013 the Company’s Board of Directors (the “Board”) elected Christopher B. Begley as a director of the Company to serve until the 2014 annual meeting of stockholders of the Company and until his successor is elected and qualified.

Mr. Begley is the retired Executive Chairman and Chief Executive Officer of Hospira, Inc, a leading global hospital products company.  Mr. Begley served as Executive Chairman of the Board of Hospira from May 2007 until January 2012.  He also served as Chief Executive Officer from April 30, 2004, when Hospira was spun off from Abbott Laboratories, to March 2011.  Prior to that, Mr. Begley served in various positions with Abbott between 1986 and 2004, most recently as Senior Vice President of Abbott’s Hospital Products division.  He serves as non-executive chairman of the board of Hillshire Brands Company and as a director of Zimmer Holdings Inc. and DeVry Inc. Mr. Begley previously served as a director of Sara Lee Corporation, the Advanced Medical Technology Association, and the National Center for Healthcare Leadership. Mr. Begley earned a bachelor’s degree from Western Illinois University and a master’s degree in business administration from Northern Illinois University.

As a non-employee director, Mr. Begley will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are as described in the Company’s proxy statement filed with the Securities and Exchange Commission.  Upon his election to the Board, Mr. Begley received a pro-rata portion of the annual cash retainer payable to directors, as well as a pro-rata portion of the annual grant of 5,525 shares of the Company’s common stock.

There is no arrangement or understanding between Mr. Begley and any other person pursuant to which Mr. Begley was elected as a director of the Company, and there are no transactions in which Mr. Begley has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Begley has not yet been appointed to serve as a member of any committee of the Board.

Mr. Begley was elected by the Board to fill a vacancy created by the Board when it increased the size of its Board from eight to nine directors pursuant to its authority to determine the size of the Board by resolution granted to it under the Amended and Restated By-Laws of the Company.

The Company issued on November 21, 2013 a press release announcing Mr. Begley’s election to the Board, which press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

(99.1)                      Press release of Hanger, Inc. issued November 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated: November 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

(99.1)	Press release of Hanger, Inc. issued November 21, 2013.